Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 14, 2016 relating to the consolidated financial statements of Neuralstem Inc. included in Neuralstem Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Stegman & Company

Baltimore, Maryland

October 4, 2017